Exhibit 99.1

News Release

P. O. Box 1980

Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:    Glenn Eanes

 Vice President and Treasurer

 540-665-9100

AMERICAN WOODMARK CORPORATION
ANNOUNCES COMMON STOCK REPURCHASE AUTHORIZATION

Winchester, Va. (July 17, 2006) — American Woodmark Corporation (NASDAQ/NM: AMWD) today announced that the Company’s Board of Directors authorized the repurchase of $20 million in common stock. The additional authorization increases the total repurchase program, initiated in 2001, to $70 million. To date, the Company has repurchased $48.6 million in common stock of the previous $50 million authorized.

American Woodmark Corporation manufactures and distributes kitchen cabinets and vanities for the remodeling and new home construction markets. Its products are sold on a national basis directly to home centers, major builders and home manufacturers and through a network of independent distributors.

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